Exhibit 10.0
CREDIT AGREEMENT
          This CREDIT AGREEMENT dated as of July 31, 2006 (this “Agreement”), is entered into by and among Reliance Steel & Aluminum Co., a California corporation (“RSA”), RSAC Management Corp., a California corporation (“RSAC Management” and together with RSA, jointly and severally, “Borrowers” and individually, a “Borrower”), and Bank of America, N.A. (the “Lender”).
          A. The Borrowers, Bank of America, N.A., as Administrative Agent, and certain lenders are party to a Credit Agreement dated as of June 13, 2005, as amended by a First Amendment dated as of February 16, 2006 (such Credit Agreement as so amended and to the extent further amended modified or waived with the consent of the Lender, the “Syndicated Agreement”) pursuant to which such lenders have agreed to extend credit to the Borrowers
          B. At the request of the Borrowers, Bank of America, N.A., as the Lender under this Agreement, has agreed to provide another credit facility to the Borrowers on the terms and subject to the conditions contained in this Agreement.
          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
Section 1
INCORPORATION BY REFERENCE
          1.1 Incorporation by Reference. Except as otherwise expressly provided in this Agreement, all of the definitions, provisions, representations, warranties, covenants, defaults, miscellaneous terms and other terms and conditions contained in the Syndicated Agreement are incorporated herein by reference as though set forth at length, where:
               (a) Those terms that are superfluous to a bi-lateral agreement between the Lender and the Borrowers whereby Loans are made by the Lender to the Borrowers are disregarded;
               (b) “Administrative Agent” is construed as the Lender hereunder;
               (c) To the extent that the context shall require, terms their correlative meanings, with such modifications thereto as shall be necessary or appropriate, to give effect thereto in the context of this Agreement;
               (d) Each reference to “hereof,” “hereunder”, “herein”, “hereby” and other similar reference and each reference to “this Agreement” and each other similar referenced contained in the Syndicated Agreement shall, in the context of this Agreement, refer to this Agreement;

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               (e) This Agreement shall not modify or have any effect on the Syndicated Agreement.
Section 2
AMENDMENTS TO INCORPORATED TERMS
          2.1 Definitions. The definitions of the following terms that have been incorporated herein by reference are amended to read as follows:
     “‘Availability Period’ means the period commencing on the Closing Date and ending on the day before the Maturity Date.
     “‘Closing Date’ means the time and Business Day on which the conditions set forth in Section 3.1 of this Agreement are satisfied or waived. The Lender shall notify Borrowers of the date that is the Closing Date.
     “‘Commitment’ means $100,000,000.
     “‘Loan Documents’ means this Agreement, each note issued hereunder, the Master Subsidiary Guaranty, and each document, instrument and agreement executed or delivered in connection herewith and therewith.
     “‘Master Subsidiary Guaranty’ means a guaranty of the Obligations, executed by the Guarantor s substantially in the form of Exhibit A.
     “‘Maturity Date’ means July 30, 2007.
     “‘Obligations’ means all present and future obligations of every kind or nature of Borrowers or any Borrower Party at any time and from time to time owed to the Lender, any Person entitled to indemnification, or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or to become mature, liquidated or unliquidated, or contingent or actual, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrowers or any Subsidiary or Affiliate of Borrowers.”
          2.2 Commitment, Interest, Fees and Payment Procedures. Section 2 of the Credit Agreement which has been incorporated herein by reference is amended to read as follows:
     “2.1 Committed Loans.
     (a) Subject to the terms and conditions set forth in this Agreement, the Lender agrees, to make, Convert and Continue Committed Loans during the Availability Period as Borrowers may request; provided, however, that after giving effect to any Borrowing, the aggregate Outstanding Amount under this Agreement shall not exceed the Commitment. Subject to the foregoing and other terms and conditions hereof, Borrowers may borrow, Convert, Continue, prepay and reborrow Loans as set forth herein without premium or penalty.

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     (b) Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. Upon the request of the Lender, its Loans may be evidenced by one or more notes, instead of or in addition to loan accounts. (The Lender may endorse on the schedules annexed to its note(s) the date, amount and maturity of Loans and payments with respect thereto. Such loan accounts, records or note(s) shall be conclusive absent manifest error of the amount of such Loans and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers to pay any amount owing with respect to the Loans.
     (c) The Lender’s obligations under this Agreement and the Commitment hereunder shall not affect the Lender’s Commitment under the Syndicated Agreement.”
     “2.2 Borrowings, Conversions and Continuations of Committed Loans.
     (a) Borrowers may irrevocably request a Borrowing, Conversion or Continuation of Committed Loans in a Minimum Amount therefor by delivering a duly completed Request for Extension of Credit therefor by Requisite Notice to the Lender not later than the Requisite Time therefor. All Borrowings, Conversions or Continuations shall constitute Base Rate Loans unless properly and timely otherwise designated as set forth in the preceding sentence.
     (b) Unless the Lender otherwise agrees, Loans with no more than ten different Interest Periods shall be outstanding at any one time.
     (c) No Loans other than Base Rate Loans may be requested or continued during the existence of an Event of Default. During the existence of an Event of Default, the Lender may determine that any or all of the then outstanding Committed Loans under this Agreement other than Base Rate Loans shall be Converted to Base Rate Loans. Such Conversion shall be effective upon notice to Borrowers from the Lender and shall continue so long as such Event of Default continues to exist.
     (d) If a Loan is to be made on the same date that another Loan is due and payable, Borrowers or the Lender, as the case may be, shall make available to the other the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.”
     “2.3 Prepayments.
     (a) Upon Requisite Notice to the Lender not later than the Requisite Time therefor, Borrowers may at any time and from time to time voluntarily prepay Committed Loans in the Minimum Amount therefor.

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     (b) If for any reason the Outstanding Amount exceeds the Commitments as in effect or as reduced or because of any limitation set forth in this Agreement or otherwise, Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess.
     (c) Any prepayment of a Loan other than a Base Rate Loan shall be accompanied by all accrued interest thereon, together with the costs set forth in Section 3.6 of the Syndicated Agreement.”
     “2.4 Voluntary Reduction or Termination of Commitments. Upon Requisite Notice to the Lender not later than the Requisite Time therefor, Borrowers shall have the right, at any time and from time to time, without penalty or charge, to permanently and irrevocably reduce the Commitment in a Minimum Amount therefor, or terminate the then unused portion of the Commitment, provided, that Borrowers shall not terminate or reduce the Commitments if, after giving effect thereto and any concurrent prepayment hereunder, the Outstanding Amount would exceed the Aggregate Commitment; provided further, that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated.”
     “2.5 Principal and Interest.
     (a) If not sooner paid, Borrowers shall pay, and jointly and severally agree to pay, the outstanding principal amount of each Committed Loan on the Maturity Date.
     (b) Subject to subsection (c), Borrowers jointly and severally agree to pay interest on the unpaid principal amount of the Loans (before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law) from the date borrowed until paid in full (whether by acceleration or otherwise) on each Interest Payment Date for each type of Loan at a rate per annum equal to the applicable interest rate determined in accordance with the definition thereof, plus, if applicable, Applicable Margin.
     (c) If any amount payable by Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Upon the request of the Lender, while any Event of Default exists, Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts including, without limitation, interest on past due interest shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws and payable upon demand.”
     “2.6 Fees. Borrowers jointly and severally agree to pay to the Lender a commitment fee equal to the Applicable Margin times the actual daily amount by which the Commitment exceeds the Outstanding Amount. The commitment fee shall accrue at

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all times from the Closing Date until the Maturity Date and shall be payable quarterly in arrears on the last Business Day of each Quarterly Payment Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The commitment fee shall accrue at all times, including at any time during which one or more conditions in Section 4 of the Syndicated Agreement are not met.”
     “2.7 Computation of Interest and Fees. Computation of interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on all other types of Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the Lender than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder, and any amount paid as interest hereunder which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.”
     “2.8 Manner and Treatment of Payments among Borrowers.
     (a) All payments to be made by Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the Lender at its Lending Office not later than the Requisite Time for such type of payment in Dollars in immediately available funds. All payments received after such Requisite Time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.
     (b) Subject to the definition of “Interest Period,” if any payment to be made by Borrowers or any other Borrower Party shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.”
     “2.9 Funding Sources. Nothing in this Agreement shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.”
     “2.10 Automatic Deduction. On each date when the payment of any principal, interest or fees are due hereunder, Borrowers agree to maintain on deposit in an ordinary checking account maintained by Borrowers with the Lender (as such account shall be

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designated by Borrowers in a written notice to the Lender from time to time, the ‘Borrowers Account’) an amount sufficient to pay such principal, interest or fees in full. Borrowers hereby authorize the Lender (i) to deduct automatically all interest or fees when due hereunder from the Borrowers Account, and (ii) if and to the extent any payment under this Agreement or any other Loan Document is not made when due, to deduct automatically any such amount from any or all of the accounts of Borrowers maintained with the Lender. The Lender agrees to provide timely notice to Borrowers of any automatic deduction made pursuant to this Section 2.12 of the Syndicated Agreement.”
          2.3 Events of Default. Immediately after Section 8.1(k) of the Syndicated Agreement, which has been incorporated herein by reference, a new Event of Default is added to this Agreement to read as follows:
“(l) An Event of Default shall occur under, and as defined in, the Syndicated Agreement.”
Section 3
CONDITIONS
          3.1 Additional Conditions to Making Loans Under This Agreement. In addition to the conditions incorporated into this Agreement by reference, the obligation of the Lender to make the initial Loan to be made by it under this Agreement is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Loan:
               (a) The Lender shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer of each Borrower (except in the case of the Master Subsidiary Guaranty under subsection (ii)), each dated as of the Closing Date or, in the case of the documents required under subsection (iv) below, as of a recent date, and each in form and substance satisfactory to the Lender and its legal counsel, unless otherwise agreed by the Lender:
          (i) at least one executed counterpart of this Agreement, together with arrangements satisfactory to the Lender;
          (ii) the Master Subsidiary Guaranty executed by each Guarantor;
          (iii) an Opinion of Counsel; and
          (iv) a copy, certified to be true, of the resolutions or other authorizing documents of the Borrowers and each Guarantor in form and substance satisfactory to the Lender and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents pursuant hereto together with good standing certificates from the state where each such Person is organized.

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               (b) Any fees required to be paid on or before the Closing Date shall have been paid.
               (c) Attorney Costs of the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Lender’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not hereafter preclude final settling of accounts between Borrowers and Lender) shall have been paid.
               (d) The representations and warranties of Borrowers contained in Section 5 of the Syndicated Agreement, as in effect as of the date hereof and as incorporated herein by reference, shall be true and correct.
               (e) Borrowers and any other Borrower Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing under this Agreement or the Syndicated Agreement.
Section 4
MISCELLANEOUS
          4.1 Governing Law; Jurisdiction; Etc.
               (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.
               (b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER BORROWER PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE CENTRAL DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST EITHER BORROWER OR ANY OTHER BORROWER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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               (c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER BORROWER PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
               (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2 OF THE SYNDICATED AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
          4.2 Waiver of Jury Trial.
               (a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
               (b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, IF THE FOREGOING IRREVOCABLE WAIVER OF ALL RIGHT TO TRIAL BY JURY IS RULED INVALID BY A COURT OF LAW, THEN ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (1) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (2) ANY DOCUMENT RELATED TO THIS

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AGREEMENT (COLLECTIVELY A “CLAIM”) SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY BINDING ARBITRATION. FOR THE PURPOSES OF THIS ARBITRATION PROVISION ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE LENDER INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.
               (c) AT THE REQUEST OF ANY PARTY TO THIS AGREEMENT, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE. THE ARBITRATION WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS ACTION.
               (d) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF (“AAA”), AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (1) SERVE AS THE PROVIDER OF ARBITRATION OR (2) ENFORCE ANY PROVISION OF THIS ARBITRATION CLAUSE, ANY PARTY TO THIS AGREEMENT MAY SUBSTITUTE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.
               (e) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS CREDIT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS AGREEMENT. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED, JUDGMENT ENTERED AND ENFORCED.

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               (f) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.
               (g) THIS SECTION DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (1) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (2) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL (IF ANY); (3) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (4) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.
               (h) THE PROCEDURE DESCRIBED ABOVE WILL NOT APPLY IF THE CLAIM, AT THE TIME OF THE PROPOSED SUBMISSION TO ARBITRATION, ARISES FROM OR RELATES TO AN OBLIGATION TO THE LENDER SECURED BY REAL PROPERTY. IN THIS CASE, ALL OF THE PARTIES TO THIS AGREEMENT MUST CONSENT TO SUBMISSION OF THE CLAIM TO ARBITRATION. IF ALL SUCH PARTIES DO NOT CONSENT TO ARBITRATION, THE CLAIM WILL BE RESOLVED AS FOLLOWS: THE PARTIES WILL DESIGNATE A REFEREE (OR A PANEL OF REFEREES) SELECTED UNDER THE AUSPICES OF AAA IN THE SAME MANNER AS ARBITRATORS ARE SELECTED IN AAA ADMINISTERED PROCEEDINGS. THE DESIGNATED REFEREE(S) WILL BE APPOINTED BY A COURT AS PROVIDED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 AND THE FOLLOWING RELATED SECTIONS. THE REFEREE (OR PRESIDING REFEREE OF THE PANEL) WILL BE AN ACTIVE ATTORNEY OR A RETIRED JUDGE. THE AWARD THAT RESULTS FROM THE DECISION OF THE REFEREE(S) WILL BE ENTERED AS A JUDGMENT IN THE COURT THAT APPOINTED THE REFEREE, IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 644 AND 645.
               (i) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

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          4.3 USA PATRIOT Act Notice. The Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies either Borrower, which information includes the name and address of such Borrower and other information that will allow the Lender to identify such Borrower in accordance with the Act.
          4.4 Surety Waivers. In the event that either Borrower is deemed to be a guarantor or a surety with respect to the Obligations under this Agreement, then such Borrower shall be deemed to have agreed to the provisions of Sections 7 and 8 of the Master Subsidiary Guaranty.
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          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

RELIANCE STEEL & ALUMINUM CO., a California corporation

By:	/s/ David H. Hannah
Name:	David H. Hannah
Title:	Chief Executive Officer

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Executive Vice President and Chief Financial Officer

RSAC MANAGEMENT CORP., a California corporation

By:	/s/ David H. Hannah
Name:	David H. Hannah
Title:	Chief Executive Officer

By:	/s/ Karla Lewis
Name:	Karla Lewis
Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Lender

By:	/s/ Craig McGuire
Name:	Craig McGuire
Title:	Senior Vice President

CERTIFICATE
The undersigned, who is the Executive Vice President and Chief Financial Officer or other authorized officer of each Borrower and Guarantor and is authorized to deliver this Certificate on their behalf, certifies to the Lender that (1) since the date of the Syndicated Agreement, including the First Amendment thereto, there has been no change in the Articles of Incorporation or By-Laws (or, in the case of a limited liability company, Articles of Organization or Operating Agreement) of such Person, except for any modifications attached hereto and (2) the Lender may conclusively rely on this Certificate unless and until superseding documents shall be delivered to the Lender.

Karla Lewis

EXHIBIT A
MASTER SUBSIDIARY GUARANTY
          This MASTER SUBSIDIARY GUARANTY (this “Guaranty”), dated as of July 31, 2006 is made by the undersigned entities identified as “Guarantors” on Schedule 5.15 of the Syndicated Agreement (as defined in the Credit Agreement described below) and the entities becoming a party hereto pursuant to Section 13 below, in favor of BANK OF AMERICA, N.A. (the “Lender”).
RECITALS
          A. Pursuant to that certain Credit Agreement dated as of July 31, 2006 (as from time to time amended, extended, further restated, modified or supplemented, the “Credit Agreement”; capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Reliance Steel & Aluminum Co. (“RSA”), RSAC Management Corp., a California corporation (“RSAC Management”, and together with RSA, jointly and severally, “Borrowers” and individually, a “Borrower”) and the Lender, the Lender has agreed to extend credit facilities to Borrowers on the terms and conditions set forth therein.
          B. The Credit Agreement provides, as a condition precedent to Lender’s obligations to continue extending credit facilities to Borrowers, that the Guarantors shall each execute and deliver this Guaranty in favor of the Lender.
          C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities, and as the result of the execution of this Guaranty.
AGREEMENT
          NOW, THEREFORE, in order to induce the Lender to continue extending credit facilities to Borrowers, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:
          1. Definitions.
          “Credit Agreement” means that certain Credit Agreement referred to in Recital A above. This Guaranty is the Master Subsidiary Guaranty referred to in the Credit Agreement and is one of the Loan Documents. The following terms, as used herein, shall have the meanings respectively set forth after each:
          “Guarantied Obligations” means all obligations of Borrowers, and either of them, under the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or absolute, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrowers, a Guarantor or any other Person.
          2. Guaranty of Guarantied Obligations. (a) Guarantors, jointly and severally, irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).
          Each Guarantor acknowledges that a portion of the Loans may be advanced to it, that Letters of Credit may be issued for the benefit of its business and that the Guarantied Obligations are being incurred for and will inure to its benefit.
          Any interest on any portion of the Guarantied Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrowers (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and the Lender that the Guarantied Obligations should be determined without regard to any rule of law or order that may relieve Borrowers of any portion of such Guarantied Obligations.
          In the event that all or any portion of the Guarantied Obligations is paid by Borrowers, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations.
          Subject to the other provisions of this Section 2, upon the failure of Borrowers to pay any of the Guarantied Obligations when and as the same shall become due (after giving effect to any applicable grace periods), each Guarantor will upon demand pay, or cause to be paid, in cash, to the Lender an amount equal to the aggregate of the unpaid Guarantied Obligations.
          (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty and the other Loan Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent

Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Borrowers or other affiliates of Borrowers to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2(b), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement.
          (c) Each Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Credit Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 2(c), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty or a guarantor under a Related Guaranty, each such Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Obligations paid to the Lender.
          3. Nature of Guaranty. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not a guaranty of collection.
          4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Credit Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.
          5. Subordination of Indebtedness of Borrowers to a Guarantor to the Guarantied Obligations. Each Guarantor agrees that:
     (a) Any indebtedness of Borrowers now or hereafter owed to any Guarantor hereby is subordinated to the Guarantied Obligations.
     (b) If the Lender so requests, any such indebtedness of Borrowers now or hereafter owed to any Guarantor shall be collected, enforced and received by Guarantor as trustee for the Lender and shall be paid over to the Lender in kind on account of the Guarantied Obligations.

          6. Statute of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all of the rights, privileges, powers and remedies granted to the Lender hereunder shall continue to exist and may be exercised by the Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.
          7. Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold security or additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Lender in its sole and absolute discretion may determine; (g) release any Person from any liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to the Lender or by operation of applicable laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrowers, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.
          Upon the occurrence and during the continuance of any Event of Default, the Lender may enforce this Guaranty independently of any other remedy or security the Lender at any time may have or hold in connection with the Guarantied Obligations, and it shall not be necessary for the Lender to marshal assets in favor of Borrowers, any Guarantor or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require the Lender to marshal assets in favor of Borrowers, any Guarantor or any other Person or to proceed against Borrowers, any Guarantor or any collateral provided by any Person, and agrees that the Lender may proceed against Borrowers, any Guarantor and/or any collateral in such order as the Lender shall determine in its sole and absolute discretion. The Lender may file a separate action or actions against Borrowers and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any action or actions. Each Guarantor agrees that the Lender and any Borrower Party may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the enforceability of this Guaranty. The Lender’s rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by the Lender upon the bankruptcy, insolvency or reorganization of Borrowers or any other Person, or otherwise, all as though such amount had not been paid. The rights of the Lender created or granted herein and the enforceability of this Guaranty with respect to each Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor or surety and whether or not Borrowers shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrowers with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrowers or any other guarantor (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of the Lender to marshal assets in favor of Borrowers or any other Person, (e) any failure of the Lender to give notice of sale or other disposition of any collateral to Borrowers, any Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral, (f) any failure of the Lender to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligations, including, without limitation, any failure of the Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of the Lender or others that directly or indirectly results in or aids the discharge or release of Borrowers or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any law which provides that the obligation of a surety or guarantor must neither be large in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of the Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any lien in favor of the Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereof) in or as a result of any such proceeding, (p) any rights and defenses that are or may become available to any Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, or (q) any action taken by the Lender that is authorized by this Section 7 or any other provision of any Loan Document. Until such time, if any, as all of the Guarantied Obligations have been paid and performed in full and no commitment to advance funds to Borrowers remains in effect and all Letters of Credit shall have expired or been cancelled, no Guarantor shall have any rights of subrogation, contribution, reimbursement or indemnity with respect to Borrowers, any other Guarantor or any other Person liable for any portion of the Guarantied Obligations, and until such time, each Guarantor expressly waives any right to enforce any remedy that the Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any collateral now or hereafter held by the Lender. Each Guarantor expressly waives all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Guarantied Obligations.
          8. Condition of Borrower Parties. Each Guarantor represents and warrants to the Lender that it has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrowers and their properties on a continuing basis, and that such Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrowers and their properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Lender (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrowers or their properties, whether now known or hereafter known by the Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, the Lender need not inquire into the powers of Borrowers or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guarantied hereby.
          9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting liens on any interests in real property, each Guarantor authorizes the Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any liens of the Lender on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor understands and acknowledges that if the Lender forecloses, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, that foreclosure could impair or destroy any ability that any Guarantor may have to seek reimbursement, contribution or indemnification from Borrowers or others based on any right any Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by any Guarantor under this Guaranty. Each Guarantor further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of any Guarantor’s rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d. 40 (1968). By executing this Guaranty, each Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that each Guarantor will be fully liable under this Guaranty even though the Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness; (ii) agrees that each Guarantor will not assert that defense in any action or proceeding which the Lender may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by each Guarantor in this Guaranty include any right or defense that any Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that the Lender is relying on this waiver in creating the indebtedness, and that this waiver is a material part of the consideration which the Lender is receiving for creating the indebtedness.
          10. Costs and Expenses. Each Guarantor agrees to pay to the Lender all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements, and costs allocated to in-house counsel) incurred by the Lender in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to the Lender by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Credit Agreement.
          11. Construction of This Guaranty. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, notwithstanding any provision of any Loan Document to the contrary, this Guaranty shall be construed strictly in favor of the Lender in order to accomplish its stated purpose.
          12. Liability. The liability of each Guarantor hereunder is several and is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor’s liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any Guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

          13. Additional Guarantors. From time to time entities which become Material Domestic Subsidiaries of Borrowers may become a Guarantor by executing and delivering (i) a Certificate Regarding Additional Guarantors substantially in the form of Exhibit A attached hereto (the “Guarantor Certificate”) and (ii) a Certificate of Secretary substantially in the form of Exhibit B attached hereto (the “Secretary’s Certificate for Guarantor” and together with the Guarantor Certificate, the “Additional Guarantor Documents”). Upon the Lender’s receipt of the Additional Guarantor Documents, this Guaranty shall be deemed amended to include such additional Person as a Guarantor and such Person shall become a party hereto as though a signatory hereto, with no amendment or further action required hereunder and, thereafter, all references to Guarantor shall include such additional Person.
          14. Amendment or Waiver of Guaranty; Incorporated Terms. No amendment or waiver of any provision of this Guaranty, and no consent with respect to any departure by Guarantors shall be effective unless the same shall be in writing and signed by the Lender and Guarantors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Sections 9.1, 10.3, 10.4, 10.6, 10.7, 10.8, 10.10, 10.14, 10.15 and 10.16 of the Syndicated Agreement are hereby incorporated herein by reference as though fully set forth fully herein.
[Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

ALLEGHENY STEEL DISTRIBUTORS, INC.
ALUMINUM AND STAINLESS, INC.
CCC STEEL, INC.
CHAPEL STEEL CORP.
CHATHAM STEEL CORPORATION
DURRETT SHEPPARD STEEL CO., INC.
PACIFIC METAL COMPANY
PDM STEEL SERVICE CENTERS, INC.
PHOENIX CORPORATION
TOMA METALS, INC.
VALEX CORP.
VIKING MATERIALS, INC.

By:
Name:	Karla Lewis
Title:	Vice President and Secretary of each of the
foregoing

PRECISION STRIP, INC. SISKIN STEEL & SUPPLY COMPANY, INC.

By:
Name:	Karla Lewis
Title:	Vice President and Assistant Secretary of
each of the foregoing

LUSK METALS SERVICE STEEL AEROSPACE CORP

By:
Name:	Karla Lewis
Title:	Chief Financial Officer and Secretary of
each of the foregoing

AMERICAN METALS CORPORATION

By:
Name:	Karla Lewis
Title:	Vice President, Chief Financial Officer and
Secretary of the foregoing

AMERICAN STEEL, L.L.C.

By:
Name:	Karla Lewis
Title:	Chief Financial Officer, Treasurer and
Secretary of the foregoing

AMI METALS, INC.

By:
Name:	Karla Lewis
Title:	Vice President, Chief Financial Officer and
Secretary of the foregoing

CENTRAL PLAINS STEEL CO.

By:
Name:	Karla Lewis
Title:	Vice President, Treasurer and Secretary of the
foregoing

LIEBOVICH BROS., INC.

By:
Name:	Karla Lewis
Title:	Vice President, Assistant Treasurer and
Assistant Secretary of the foregoing

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as the Lender

By:
Name:
Title:

EXHIBIT A TO MASTER SUBSIDIARY GUARANTY
CERTIFICATE REGARDING ADDITIONAL GUARANTORS
Dated:                                         ,
          Reference is made to that certain Master Subsidiary Guaranty dated as of July 31, 2006, as amended (the “Guaranty”), by and among the Guarantors from time to time party thereto in favor of Bank of America, N.A., as the Lender. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Guaranty and the Credit Agreement referred to therein.
                                                                      , a Material Domestic Subsidiary of                                         , (“Material Domestic Subsidiary”) hereby elects to become a Guarantor under the Guaranty, and agrees to be bound by all the terms and conditions applicable to a Guarantor thereunder as of the date hereof.
          The undersigned Material Domestic Subsidiary hereby represents and warrants that the execution, delivery and performance of any Loan Documents to which it is to be a party will not violate any law, decree or judgment applicable to the undersigned, except as will not have a Material Adverse Effect.
          This Certificate Regarding Additional Guarantors is executed by the parties hereto as of the date first written above.

[ ], as a Material Domestic Subsidiary and a Guarantor

By: Name:
Title:

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as the Lender

By:
Name:
Title:

EXHIBIT B TO MASTER SUBSIDIARY GUARANTY
CERTIFICATE OF SECRETARY
OF
[NAME OF MATERIAL DOMESTIC SUBSIDIARY]
     The undersigned does hereby certify as of [Date] that he/she is the duly elected and acting Secretary of [Name of Material Domestic Subsidiary], a [State] corporation (the “Company”), and that:
1.	Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company, certified by the Secretary of State of the State of [State] (the “Secretary of State”) on the date indicated on such certification, and all amendments to such Articles of Incorporation on file with the Secretary of State as of the date hereof.

2.	Attached hereto as Exhibit B is a true, correct and complete copy of the duly adopted Bylaws of the Company, and any amendments thereto, and such Bylaws are in full force and effect on the date hereof.

3.	Attached hereto as Exhibit C is a true, correct and complete copy of resolutions duly adopted as of [Date] by the Board of Directors of the Company authorizing the execution and delivery of the Master Subsidiary Guaranty to which it is a party. Said resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect on the date hereto.

4.	The authorized officers listed in Exhibit D are duly elected, qualified and acting officers of the Company holding the office(s) listed opposite their respective names, and set forth opposite each person’s name is such person’s genuine signature. Such persons are authorized to sign, on behalf of the Company, all documents referred to in the resolutions attached hereto as Exhibit D.
     IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand as of the date first written above.

Secretary